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                                                                    EXHIBIT 10.7

                             FOURTH AMENDMENT TO THE
             ALLIED WASTE INDUSTRIES, INC. 1991 INCENTIVE STOCK PLAN
                   (AS AMENDED AND RESTATED ON MARCH 29, 2001)

         THIS AMENDMENT, is made and entered into on February 5, 2004, by ALLIED WASTE INDUSTRIES, INC., a Delaware corporation ("Employer").

                                R E C I T A L S:

         1. The Employer maintains the Allied Waste Industries, Inc. 1991 Incentive Stock Plan, as amended and restated effective March 29, 2001 ("Plan"), and as thereafter amended;

         2. The Employer has reserved the right to amend the Plan in whole or in part; and

         3.       The Employer intends to amend the Plan.

         THEREFORE, the Employer hereby adopts this Amendment as follows:

         1.       Section 2(o) of the Plan is amended to read as follows:

                  "Incentive Award" means an Option, a share or unit of Restricted Stock, a Performance Award, a share of Phantom Stock, a Stock Bonus or Cash Bonus granted pursuant to the terms of the Plan.

         2.       Section 2(q) of the Plan is amended to read as follows:

                  "Issue Date" means the date established by the Committee on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 7(d). With respect to units of Restricted Stock, "Issue Date" means the date established by the Committee on which either (i) certificates representing shares of Common Stock shall be issued by the Company for units pursuant to the terms of Sections 7(a) and 7(d)(iii), or (ii) payment will be made for such units pursuant to the terms of Section 7(a).

         3.       Section 2(gg) of the Plan is amended to read as follows:

                  "Vesting Date" means the date established by the Committee on which a share or unit of Restricted Stock or Phantom Stock may vest.

         4. Section 2 of the Plan is amended by adding the following new definitions in alphabetical order and renumbering the subsections accordingly:

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                  "Original Issue Date" means the date that the certificates would have been issued (or payment would have been made) for units of Restricted Stock, but for the Participant's election to defer the Issue Date pursuant to Section 7(a).

                  Unit of "Restricted Stock" means the Company's unfunded promise to pay a share of Common Stock or its cash equivalent (pursuant to Section 7(a)) which is granted pursuant to the terms of Section 7 and which is subject to the restrictions set forth in Section 7(c) for so long as such restrictions continue to apply to such unit.

         5.       Section 3 of the Plan is amended as follows:

                  a. In the first paragraph, the term "shares of Restricted Stock" is replaced by "shares and/or units of Restricted Stock."

                  b. In the first, second, and third sentences of the second paragraph, the term "shares of Restricted Stock" is replaced by "shares or units of Restricted Stock."

                  c. In the second sentence of the second paragraph, the phrase "after the effective date of the amendment" is replaced by "after March 29, 2001."

                  c. In the third paragraph, the following new sentence is added: "If any units of Restricted Stock are forfeited or canceled for any reason, the shares of Common Stock subject to those units shall again be available for grant under the Plan."

         6. Section 4 of the Plan is amended by replacing the reference to "share of Restricted Stock" with "share or unit of Restricted Stock" in the fourth paragraph of that Section.

         7.       Section 7 of the Plan is amended to read as follows:

                  7.       RESTRICTED STOCK

                  The Committee may grant shares and/or units of Restricted Stock pursuant to the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services or future services. Each grant of shares or units of Restricted Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares or units of Restricted Stock shall comply with and be subject to the following terms and conditions.

                  (a) Issue Date and Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or

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         Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. Except as provided in Sections 7(c) and 7(f), upon the occurrence of the Issue Date with respect to a share of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of Section 7(d). Provided that all conditions with respect to the vesting of a share of Restricted Stock imposed pursuant to Section 7(b) hereof are satisfied, and except as provided in Sections 7(c) and 7(f), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 7(c) shall cease to apply to such share.

                  At the time of the grant of units of Restricted Stock, the Committee shall establish one or more Vesting Dates with respect to such units. Unless otherwise specified in the agreement granting the units, the Issue Date for a unit shall be the same date as the Vesting Date for such unit. Upon the occurrence of the Issue Date with respect to a unit of Restricted Stock, subject to the Participant's right, if any, to elect a deferral of the Issue Date (as described below), and as provided for in the agreement granting the unit, either (i) one share of Common Stock shall be issued to the Participant in accordance with the provisions of Section 7(d)(iii) or (ii) a lump sum cash payment will be made to the Participant in an amount equal to the Fair Market value of one share of Common Stock (determined as of the Issue Date).

                  A Participant who is eligible to participate in the Allied Waste Industries, Inc. Executive Deferred Compensation Plan ("Deferred Compensation Plan") may elect to defer the Issue Date(s) for one or more units of Restricted Stock. The Participant's election must be made, in writing, at least one year prior to the Vesting Date(s) for such unit(s) (or, if later, within 30 days of the date of grant for such unit(s)). The election shall be made pursuant to the terms of the Deferred Compensation Plan. When the Original Issue Date occurs, the unit subject to the election will be transferred into a deferred compensation account established under the Deferred Compensation Plan and will be subject to the terms of the Deferred Compensation Plan. Notwithstanding any election to defer the Issue Date(s) for one or more units, in the event of a Participant's death prior to the transfer to the Deferred Compensation Plan, all units subject to such election (and otherwise payable under the terms of this Plan) will be paid in full to the Participant's beneficiary within a reasonable time after notice to the Committee of the Participant's death or, if later, on the date such payment would be made to the Participant absent the deferral election.

                  (b) Conditions to Vesting. At the time of the grant of shares or units of Restricted Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares or units as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares or units of Restricted Stock, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares or units.

                  (c) Restrictions on Transfer. Prior to the Issue Date, a Participant shall not be entitled to assign or transfer a unit of Restricted Stock. Prior to the vesting of a share of Restricted Stock, a Participant shall be entitled to assign or transfer such share and all of the

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         rights related thereto to the extent permitted by this Section 7(c).
         Any such assignment or transfer must not be for value. Any such assignment or transfer is limited to an assignment or transfer to: (i) a child, stepchild, grandchild, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Participant's household (other than a tenant or employee),
         (iii) a trust in which the persons described in (i) or (ii) (or the Participant) hold more than 50% of the beneficial interest or (iv) a private foundation in which the persons described in (i) or (ii) (or the Participant) own more than 50% of the voting interests. A transfer to any entity in which more than 50% of the voting interests are owned by the persons described in (i) or (ii) (or the Participant) in exchange for an interest in that entity shall not constitute a transfer for value.

                  (d)      Issuance of Certificates

                           (i) Except as provided in Sections 7(c) or 7(f), reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

                           The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Allied Waste Industries, Inc. 1991 Incentive Stock Plan, as amended, and an agreement entered into between the registered owner of such shares and Allied Waste Industries, Inc. A copy of the Plan and agreement is on file in the office of the Secretary of Allied Waste Industries, Inc., 15880 North Greenway - Hayden Loop, Suite 100, Scottsdale, Arizona 85260.

                           Such legend shall not be removed from the certificate
                  evidencing such shares until such shares vest pursuant to the terms of this Plan and the agreement governing the grant of Restricted Stock.

                           (ii)     Each certificate issued pursuant to
                  Paragraph 7(d)(i), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company. The Company shall issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

                           (iii) If, under Section 7(a), shares of Common Stock are to be issued for a unit of Restricted Stock, then reasonably promptly after the Issue Date with respect to such unit, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such unit was granted, evidencing the share,

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                  provided that such stock certificate shall not be required to bear the legend set forth in Section 7(d)(i) above and that such stock certificate shall not issue a fractional share. Rather, the Fair Market Value of any fractional share will be paid in cash.

                  (e) Consequences Upon Vesting/Issue Date. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 7(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Paragraph 7(d)(i), together with any other property of the Participant held by Company pursuant to Section 12(a); provided, however, that such delivery shall be effected for all purposes when the Company shall have deposited such certificate and other property in the United States mail, addressed to the Participant.

                  Upon the Issue Date of a unit of Restricted Stock pursuant to the terms hereof, the restrictions of Section 7(c) shall cease to apply to such unit. Reasonably promptly after the Issue Date of a unit of Restricted Stock (and subject to the Participant's right, if any, to defer the Issue Date pursuant to Section 7(a)), as required by and pursuant to Section 7(a), the Company shall either (i) cause to be issued and delivered to the Participant to whom such unit was granted a certificate in accordance with Section 7(d)(iii) together with any other property of the Participant held by Company pursuant to Section 12(a), or (ii) cause a lump sum payment to be made to the Participant. If the provisions of Section 7(a) require issuance and delivery of a certificate, such delivery shall be effected for all purposes when the Company shall have deposited such certificate and other property in the United States mail, addressed to the Participant.

                  (f)      Effect of Termination of Employment

                           (i) If the employment of a Participant with the Company shall terminate for any reason other than Cause prior to the vesting of shares or units of Restricted Stock granted to such Participant, a portion of such shares or units, to the extent not forfeited or canceled on or prior to such termination pursuant to any provision hereof, shall vest on the date of such termination. The portion referred to in the preceding sentence shall be determined by the Committee at the time of the grant of such shares or units of Restricted Stock and may be based on the achievement of any conditions imposed by the Committee with respect to such shares or units pursuant to Section 7(b). Such portion may equal zero, and any non-vested shares or units shall be forfeited as of the commencement of business on the date of the Participant's termination of employment.

                           (ii) In the event of the termination of a Participant's employment for Cause, all shares and units of Restricted Stock granted to such Participant which have not vested as of the commencement of business on the date of such termination shall immediately be forfeited.

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                  (g)      Effect of Change in Control. Upon the occurrence of a
         Change in Control, all shares and units of Restricted Stock which have not yet vested (including those with respect to which the Issue Date has not yet occurred) shall immediately vest.

                  (h) Voting and Dividend Rights. The holders of shares of Restricted Stock awarded under this Plan shall have the same voting, dividend and other rights as the Company's other stockholders (except that the transfer of such shares is limited in accordance with Section 7(c) prior to vesting); provided, however, that the Committee may require in the agreement granting the shares of Restricted Stock that cash dividends be invested in additional shares of Restricted Stock, subject to the same conditions and restrictions as the Incentive Award with respect to which the dividends were paid.

                  The holders of units of Restricted Stock awarded under this Plan shall have no voting, dividend, or other shareholder rights unless and until certificates are issued pursuant to Section 7(d)(iii). Notwithstanding the foregoing, the agreement evidencing units of Restricted Stock may provide, in the event of a cash dividend paid by the Company to holders of Common Stock generally, for the crediting of an additional number of units of Restricted Stock ("Additional Restricted Stock Units") equal to the total number of whole units of Restricted Stock and any Additional Restricted Stock Units previously credited multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company, divided by the Fair Market Value of a share of Common Stock. The agreement also may provide, in the event of a stock dividend paid by the Company to holders of Common Stock generally, for the crediting of Additional Restricted Stock Units equal to the total number of whole units of Restricted Stock and Additional Restricted Stock Units previously credited multiplied by the share dividend paid per share of Common Stock by the Company. Any Additional Stock Units shall be subject to the same terms and restrictions as the units of Restricted Stock to which they relate.

         8. The first sentence of Section 11 of the Plan is amended to read as follows:

                  The Committee may, in its absolute discretion, grant in connection with any grant or upon the occurrence of the Issue Date of Restricted Stock or shares of Common Stock granted as a Performance Award or Stock Bonus or at any time thereafter, a cash bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such Restricted Stock, Performance Award or Stock Bonus, in such amounts as the Committee shall determine from time to time; provided, however, that in no event shall the amount of a Cash Bonus exceed the Fair Market Value of the related shares of Restricted Stock or shares of Common Stock granted or issued pursuant to units of Restricted Stock, a Performance Award or Stock Bonus on such date.

         9. The first paragraph of Section 12(a) is amended to read as follows:

                  Upon the occurrence of any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, unless the Committee otherwise determines in its absolute discretion, if a Participant receives any securities or other property (including dividends paid in cash) with respect to a share or unit of Restricted

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         Stock, the Issue Date with respect to which occurs prior to such event, but which has not vested as of the date of such event, such securities or other property will not vest until such share or unit of Restricted Stock vests and shall be held by the Company pursuant to Paragraph 7(d)(ii) as if such securities or other property were non-vested shares or units of Restricted Stock.

         10. The second paragraph of Section 12(a) of the Plan is amended by replacing the term "shares of Restricted Stock" with "shares or units of Restricted Stock."

         11. Sections 12(b), (c), (d), and (e) are amended by replacing the term "Option" or "Options" with "Incentive Award" or "Incentive Awards". Section 12(b) is further amended by replacing "and" with "and/or" in subsection (ii).
Section 12(c) is further amended by adding the phrase ", if applicable," before the phrase "the securities which a holder." Section 12(d) is further amended by adding the phrase "full or" before the phrase "partial consideration." Section 12(e) is further amended by adding the phrase ", if applicable," before the phrase "as the Committee may consider."

         12.      Section 17 is amended to read as follows:

                  Whenever shares of Common Stock are to be issued upon the exercise of an Option, the occurrence of the Issue Date or Vesting Date with respect to a share or unit of Restricted Stock, the payment of a Performance Award in shares of Common Stock or the payment of a Stock Bonus, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company shall have the right to withhold from the shares to be issued for such Incentive Award an amount sufficient to satisfy the federal, state, and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment. In addition, upon the grant of a Cash Bonus, the payment of a Performance Award, or the making of a payment with respect to a share of Phantom Stock or a unit of Restricted Stock, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant.

         13.      The Plan is amended by adding the following new Section 25:

                  25. VESTING OF FRACTIONAL AMOUNTS

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                  With respect to any Incentive Award that vests in a manner that would result in fractional shares of Common Stock being issued, any fractional share which would be one-half or greater a share shall be rounded up to a full share, and any fractional share which is less than one-half a share shall not be vested or issued unless and until the last increment of such Incentive Award becomes vested.

         14.      The Effective Date of this Amendment shall be February 5,
2004.

         15. Except as amended, all of the terms and conditions of the Plan shall remain in full force and effect.

                                    ALLIED WASTE INDUSTRIES, INC., a
                                        Delaware corporation

                                    By__________________________________________
                                      Steven M. Helm, Senior Vice President and
                                      General Counsel